                                                                     Exhibit 5.1

                                Kennan E. Kaeder
                           Attorney & Counselor at Law
                                110 West C Street
                                   Suite 1904
                              San Diego, Ca 92101
                                 (619) 232-6545
                                 (619) 236-8182


May 13, 2002

Board of Directors
Bream Ventures, Inc.

         Re: Bream Ventures, Inc.
             Registration Statement on Form SB-2

Gentlemen:

      I have been retained by Bream Ventures, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested an opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

           In connection with the request, we have examined the following:

      1.   Articles of Incorporation of the Company;

      2.   Bylaws of the Company;

      3.   The Registration Statement; and

      4.   Unanimous consent resolutions of the Company's Board of Directors.

      I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant. Based on the above examination, the 1,800,000 shares of common stock of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the constitution, statutes, corporate laws and reported cases interpreting these laws of the State of Nevada.

      I consent to my name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,

/s/ Kennan E. Kaeder

Kennan E. Kaeder
KEK/jr.